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                                                                   EXHIBIT 10.16

                                   M-WISE INC.



                           INVESTORS' RIGHTS AGREEMENT



                                January 11, 2001




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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

1. Registration Rights.......................................................1
   1.1      Definitions......................................................2
   1.2      Request for Registration.........................................3
   1.3      Company Registration.............................................4
   1.4      Form S-3 Registration............................................5
   1.5      Obligations of the Company.......................................6
   1.6      Furnish Information..............................................7
   1.7      Expenses of Registration.........................................7
   1.8      Underwriting Requirements........................................8
   1.9      Delay of Registration............................................9
   1.10     Indemnification..................................................9
   1.11     Reports Under Securities Exchange Act of 1934...................11
   1.12     Foreign Registration............................................11
   1.13     Limitations on Subsequent Registration Rights...................12
   1.14     "Market Stand-Off" Agreement....................................12
   1.15     Termination of Registration Rights..............................13

2. Covenants of the Company.................................................13
   2.1      Delivery of Financial Statements................................13
   2.2      Inspection......................................................14
   2.3      Right of First Refusal..........................................14
   2.4      Key Person Life Insurance.......................................15
   2.5      Proprietary Information and Inventions Agreements...............16
   2.6      Publication.....................................................16
   2.7      Termination of Covenants........................................16

3. Miscellaneous............................................................16
   3.1      Successors and Assigns..........................................16
   3.2      Amendments and Waivers..........................................16
   3.3      Notices.........................................................16
   3.4      Effect of Change in Company's Capital Structure.................17
   3.5      Attorney Fees...................................................17
   3.6      Severability....................................................17
   3.7      Governing Law...................................................17
   3.8      Counterparts....................................................17
   3.9      Titles and Subtitles............................................17
   3.10     Aggregation of Stock............................................17
   3.11     Specific Enforcement............................................17
   3.12     Entire Agreement; Superseding Effect............................17



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                           INVESTORS' RIGHTS AGREEMENT


                  This Investors' Rights Agreement (the "Agreement") is made as of the 11th day of January, 2001, by and among m-Wise, Inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto (or any subsidiary thereof, any entity into which any such investor shall merge or any subsidiary of such entity), each of which is herein referred to as an "Investor."

                                    RECITALS

                  WHEREAS, certain of the Investors possess registration rights, information rights and rights of first refusal pursuant to a Subscription Agreement dated as of April 12, 2000, as amended, among the Company and such Investors (the "Subscription Agreement") and as set forth in the Company's Certificate of Designation, Preferences and Rights of the Series A Preferred A Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company;

                  WHEREAS, pursuant to a waiver and termination agreement dated as of the date hereof (the "Waiver"), such Investors have agreed, among other things, to terminate their rights under the Subscription Agreement and as set forth in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, and to accept the rights created pursuant hereto in lieu thereof;

                  WHEREAS, the Company and certain other Investors have entered into a purchase agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to such Investors and such Investors desire to purchase from the Company shares of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), of the Company and warrants to purchase shares of Series B Preferred Stock;

                  WHEREAS, a condition to those Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock or issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities; and

                  WHEREAS, the Company desires to induce certain of the Investors to purchase shares of Series B Preferred Stock and warrants for shares of Series B Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties hereto agree as follows:

         1. Registration Rights. The Company and the Investors covenant and agree as follows:



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         1.1 Definitions. For purposes of this Section 1:

         (a) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

         (b) The term "Holder" means any Series A Holder or Series B Holder;

         (c) The term "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement filed in the United States under the Securities Act or a public offering effected on the London Stock Exchange, the Frankfurt Stock Exchange or the Paris Stock Exchange under applicable securities laws, with a pre-money valuation in excess of $60,000,000 and which results in aggregate cash proceeds to the Company of an amount equal to or greater than $20,000,000, net of underwriting discounts and commissions.

         (d) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

         (e) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock (including the Preferred Stock issued upon exercise of the Warrants) and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

         (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock which are Registrable Securities and which are issuable pursuant to then exercisable or convertible securities;

         (g) The term "SEC" means the Securities and Exchange Commission;

         (h) The term "Series A Holder" means any person owning Registrable Securities that are shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock (including the Series A Preferred Stock issued upon exercise of the warrant for 56,180 shares of Series A Preferred Stock) and any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities, or any assignee thereof

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         (i) The term "Series B Holder" means any person owning Registrable
Securities that are shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock (including the Series B Preferred Stock issued upon exercise of the warrants for shares of Series B Preferred Stock purchased pursuant to the Purchase Agreement) and any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities, or any assignee thereof; and

         (j) The term "Warrants" means (i) the warrant dated April 26, 2000 for 56,180 shares of Series A Preferred Stock or (ii) the warrants for shares of the Company's Series B Preferred Stock purchased by certain of the Investors pursuant to the Purchase Agreement;

         1.2 Request for Registration.

         (a) If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan approved by the Board of Directors of the Company or an SEC Rule 145 transaction approved by the Board of Directors of the Company), a written request from (x) e-street international ag or any affiliate thereof ("e-street") or D.E.P. Technology Holdings Ltd or any affiliate thereof ("DEP") or (y) the Holders of at least 50% of the Series A Preferred Stock (or any other Registrable Securities issued or issuable in respect of such shares or in exchange therefor) then outstanding that the Company file a registration statement under the Securities Act covering the registration of a number of the Registrable Securities then outstanding with an anticipated aggregate gross offering price of at least $4,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), file a registration statement covering such Registrable Securities within 60 days of the receipt of such request and use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 3.3.

         (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders


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proposing to distribute their securities through such underwriting shall
(together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated (x) if the Initiating Holders are e-street or DEP, first, among the Initiating Holders, second, among the Series B Holders, and third, among the Series A Holders, and (y) if the Initiating Holders are any other Holders, pro rata among the Holders, and in each case, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, if any, are first entirely excluded from the underwriting.

         (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

         (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

         (i) Subject to the forfeiture provision in Section 1.7(a), after the Company has effected (x) one (1) registration initiated by e-street, (y) one (1) registration initiated by DEP and (z) one (1) registration initiated by the Series A Holders, and each such registration has been declared or ordered effective;

         (ii) During the one hundred eighty (180) days after the effective date of a registration subject to Section 1.3; or

         (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

         1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan approved by the Board of Directors of the Company or a transaction covered by Rule 145 under the Securities Act approved by the Board of Directors of the Company, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any


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registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder and all other holders of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of the Company) with registration rights ("Other Shares") written notice of such registration. Upon the written request of each Holder of Registrable Securities or holder of Other Shares given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include any or all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the anticipated aggregate gross offering price to the public of which would not be less than $1,000,000, the Company will:

         (a) promptly give written notice of the proposed registration, and any, related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, use its best efforts to effect such registration, up to two (2) per year, and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate gross price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this
Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
(v) during the one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.



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         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2.

         1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which the Company is not already qualified to do business or subject to service of process.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed.



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         (h) Provide a transfer agent and registrar for all Registrable
Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or section 1.4, whichever is applicable.

         1.7 Expenses of Registration.

         (a) Demand Registration. All expenses (other than underwriting discounts and commissions, which shall be borne by participating Holders in proportion to the number of Registrable Securities to be registered) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders and the Company is in compliance with this Agreement (in which case all Initiating Holders shall bear all such reasonable expenses in proportion to the number of shares for which registration was requested), unless the Initiating Holders agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition,


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results, business, or prospects of the Company from that known to the Initiating
Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

         (b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

         (c) Registration on Form S-3. All expenses other than underwriters' discounts or commissions incurred in connection with registrations requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them and counsel for the Company, associated with Registrable Securities, shall be borne by the Company.

         1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Registrable Securities or Other Shares in such underwriting unless the holders thereof accept the usual and customary terms of the underwriting as agreed upon between the Company and the underwriters selected by the Holders (or by other persons entitled to select the underwriters) and reasonably agreed to by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Registrable Securities and Other Shares requested by stockholders to be included in such offering exceeds the amount of securities to be sold, other than by the Company, that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, the securities so included to be apportioned as follows: (i) the securities of the Company held by officers and directors of the Company (including Registrable Shares) and by holders of Other Shares shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and
(ii) if a further limitation on the number of shares is required after all securities held by officers and directors of the Company and all Other Shares have been excluded, the number of shares that may be included in such registration and underwriting shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Securities owned by each such Holder; provided that, except in the case of the initial public offering of the Company, when all Registrable Shares may be excluded if the underwriters make the determination described above and no other stockholder's securities are included, the number of Registrable Shares permitted to be included therein shall in any event be at least 33% of the total amount of securities included therein and shall be allocated among the Holders pro rata based on the number of Registrable Securities each such Holder has requested to be included in such offering.



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         1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, officer, director, partner, legal counsel, accountant, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, officer, director, partner, legal counsel, accountant, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, legal counsel and accountant, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action) or, if sooner, promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
1.10. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

         1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 Foreign Registration. If the Company effectuates a Qualified IPO outside of the United States, it will take such actions and file such documents as may be necessary to afford the same level of liquidity to the Holders of Registrable Securities as would be afforded under this Agreement if the Company were to have effectuated a Qualified IPO within the United States.

         1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority of the Series B Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Series B Holders which is included, (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2, or (c) to request a registration on Form S-3.

         1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

         (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

         (b) all officers and directors of the Company, all one-percent (1%) securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into and remain bound by similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

         Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         Furthermore, notwithstanding the foregoing, the Market Stand-Off provisions contained in this Section 1.14 shall not apply to shares of Common Stock purchased by a Holder in or after the Company's initial public offering.

         1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a ninety (90) day period without registration.

         2. Covenants of the Company.

         2.1 Delivery of Financial Statements. The Company shall deliver to each
Investor:

         (a) as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

         (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter, a summary of bookings and backlog and an unaudited balance sheet as of the end of such fiscal quarter;

         (c) as soon as practicable, but in any event within fifteen (15) days of the end of each month, a monthly management report, in a form to be determined by the Board; provided that the Company shall only be required to provide such management report to Investors owning at least ten percent (10%) of the Company's issued and outstanding capital stock;

         (d) with reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any Investor may reasonably request from time to time; and

         (e) with respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to normal and recurring year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors including the members thereof elected by the holders of the Company's Series B Preferred Stock determines that it is in the best interest of the Company to do so.

Each Investor hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.1 unless required by applicable law or a court order.

         2.2 Inspection. The Company shall, upon reasonable prior notice, permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         2.3 Right of First Refusal. The Company hereby grants to each of Proton Marketing Associates LLC, Putchkon.com LLC, Chinese Whispers LLC, Ogen LLC, Doron Cohen, Irit Cohen, Yuval Horn and each Holder who owns any Series B Preferred Stock or Series A Preferred Stock (or any shares of Common Stock issued upon conversion of the Series B Preferred Stock or Series A Preferred Stock) (collectively, the "Major Investors") the right of first refusal to purchase a pro rata share of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. A Major Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming in each case full conversion of the Series A Preferred Stock and Series B Preferred Stock (including those that may be acquired by exercise of the Warrants) and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Investors may purchase the non-purchasing Major Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities.

         This right of first refusal shall be subject to the following provisions:

         (a) "New Securities" shall mean any capital stock (including Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Purchase Agreement; (ii) securities issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock or exercise of the Warrants; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (iv) shares of Common Stock issued or issuable to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the

Company if such issuance is approved by the Board of Directors, including the directors designated by the Series B Holders; (vi) securities issued to a strategic investor, if such issuance is approved by the Board of Directors, including the directors designated by the Series B Holders; (vii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public in excess of $7.5 million; (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.

         (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days after any such notice is effective to agree to purchase such Major Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event the Major Investors fail to exercise fully the right of first refusal within said twenty (20)-day period and after the expiration of the ten day period for the exercise of the over-allotment provisions of this
Section 2.3, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Major Investors' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 2.3(b). In the event the Company has not sold within said 60-day period or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within sixty
(60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in Section 2.3(b) above.

         (d) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between and among any of the Major Investors.

         2.4 Key Person Life Insurance. Within thirty (30) days of the date hereof, the Company will obtain from financially sound and reputable insurers term life insurance on the life of Shay Ben Asulin in the amount of $1,000,000 and Mordecai Brudo in the amount of $1,000,000. The Company will cause to be maintained the term life insurance required by this Section 2.4, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors, including the directors designated by each of e-street and DEP.

         2.5 Proprietary Information and Inventions Agreements. The Company will cause each of its current or future officers, directors, employees, consultants and advisors and those of any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

         2.6 Publication. Upon request of e-street or DEP, the Company will include in any advertisement, news release, statement made in any professional or trade publication or other public disclosure, as e-street or DEP may request, the statement that it is a member of the Sintek Capital group and/or the DEP group, as the case may be, and/or the Sintek Capital group logo or DEP group logo, as the case may be; provided, however, that the final form of any such publication shall be approved in advance by e-street and DEP; and provided, further, that the Company may omit such statement(s) and/or logo(s) if there is a reasonable basis therefor and if it has provided reasonable notice to e-street and DEP of such omission prior to the issuance of any advertisement, news release, statement made in any professional or trade publication or other public disclosure.

         2.7 Termination of Covenants. The covenant set forth in this Section 2 shall terminate as to each Investor and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

         3. Miscellaneous.

         3.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any of the Series A Preferred Stock, Series B Preferred Stock or Warrants or any Series B Preferred Stock or Common Stock issued upon conversion or exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights hereunder may be assigned by any Series B Holder to another Series B Holder or an investor in such Series B Investor, by an Investor to the ancestors, descendants or spouse or to trusts for the benefit of such persons or such Investor or a charitable remainder trust, or by an Investor to a partner or an affiliate of such Investor.

         3.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, e-street and DEP. Any amendment or waiver effected in accordance with this paragraph shall be binding upon every party to this Agreement.

         3.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on Exhibit A hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.4 Effect of Change in Company's Capital Structure. Appropriate adjustments shall be made in the number and class of shares subject to any provision of this Agreement in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

         3.5 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

         3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

         3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.10 Aggregation of Stock. All shares of the Series A Preferred Stock or Series B Preferred Stock held or acquired by (i) affiliated entities or persons or (ii) persons or entities under common investment management, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.11 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

         3.12 Entire Agreement; Superseding Effect. This Agreement and the Waiver constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between and among the parties hereto pertaining thereto are expressly cancelled.

                            [Signature Page Follows]

         The parties have executed this Investors' Rights Agreement as of the date first above written.

COMPANY:

M-WISE, INC.



By: /s/ Shay Ben-Asulin
Name:  Shay Ben-Asulin
Title: Chairman
Address:


INVESTORS:

PROTON MARKETING ASSOCIATES LLC


By:      /s/ Mati Brudo
Name:    Mati Brudo
Title:
Address:


PUTCHKON.COM LLC


By:      Shay Ben-Asulin
Name:    Shay Ben Asulin
Title:
Address:


CHINESE WHISPERS LLC


By:      /s/ James Crossley
Name:    James Crossley
Title:
Address:

OGEN LLC


By:      /s/ Nir Frishman
Name:    Nir Frishman
Title:
Address:


By:      /s/ Barak Galili
Name:    Barak Galili
Title:
Address:


CAP VENTURES LTD.


By:      /s/ Dr. Michael Anghel
Name:    Dr. Michael Anghel
Title:
Address:


E-STREET INTERNATIONAL AG


By:
   --------------------------------------------
Name:
Title:
Address:


D.E.P. TECHNOLOGY HOLDINGS LTD


By:
   --------------------------------------------
Name:
Title:
Address:


-----------------------------------------------
Doron Cohen


-----------------------------------------------
Irit Cohen


-----------------------------------------------
Yuval Horn

                                    EXHIBIT A

                                    INVESTORS



                  Name/Address/Fax No.

                  e-street international ag
                  Zugspitzstrasse 15
                  Pullach 82049
                  Germany

                  Notices shall be addressed as follows:

                  Amadeo Carassai
                  Sintek Group
                  Via Dukini 28
                  Milan 20122
                  Italy
                  Telephone No:  (39) 02-7627-0303
                  Facsimile No:   (39) 02-7627-0334

                  D.E.P. Technology Holdings Ltd
                  The Triangle Building, 42nd Floor
                  3 Azrieli Center
                  Tel Aviv 67023
                  Attention: Yaron Tal, Chief Financial Officer
                  Telephone No:  (972) 3-607-5555
                  Facsimile No:  (972) 3-607-5556